EXHIBIT (10)(Z)


         FORM OF CHANGE OF CONTROL EMPLOYMENT AGREEMENT

     The agreement contained below has the same form as separate agreements between the Company and its executive officers except the factor in section 4(c)(ii)(b) is 2.999 for the Chief Executive Officer instead of 2.000.



July 1, 1999



Name & Title of Employee
Harleysville Group Inc. and
Harleysville Mutual Insurance Company
355 Maple Avenue
Harleysville, PA  19438

RE:  EMPLOYMENT AGREEMENT

Dear                :
     ------------
       Harleysville Group Inc. ("Employer") considers the establishment and maintenance of a sound and vital management team essential to protecting and enhancing the best interests of it and its stockholders and those of its parent company, Harleysville Mutual Insurance Company ("Parent") and the Parent's policyholders. In this connection, the Employer recognizes that, as is the case with many publicly held corporations, the possibility of a change in control of the Employer exists and that such possibility and the uncertainty and questions which it may raise among management personnel as to the effect of such change in control on the Employer, may result in the departure or distraction of such personnel to the detriment of the Employer, the Parent, the Employer's stockholders and the Parent's policyholders. Accordingly, the Board of Directors of the Employer ("Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the key members of the Employer's management, including yourself, to their assigned duties without the distraction arising from the possibility of a change in control.

      In order to induce you to remain in the Employer's employ, this letter agreement ("Agreement") sets forth the severance benefits which the Employer agrees will be provided to you in the event your employment is terminated subsequent to a "change in control" (as defined in Section 2) and under the circumstances described below.

      1. Term. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1999; provided, however, that commencing on January 1, 2000, and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Employer shall have given notice that it does not wish to extend this Agreement; provided, further, if a change in control of the Employer shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of thirty-six (36) months beyond the month in which such change in control occurred.

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     2.   Change in Control.  Except as provided in Section 5(a),
no benefits shall be payable hereunder unless there shall have been a change in control of the Employer or of the Parent, as set forth below, and your employment shall thereafter have been terminated in accordance with Section 3 below. For purposes of this Agreement, a "change in control" shall mean, if any of the following have occurred: (i) there shall consummated (a) any consolidation or merger of the Employer or the Parent in which they are not the continuing or survivor corporation or pursuant to which shares of the Employer's stock would be converted in whole or in part into cash, securities or other property, other than a merger of the Employer in which the holders of the
Employer's   stock   immediately  prior  to   the   merger   have
substantially the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets
of  the  Employer or the Parent;   (ii) the stockholders  of  the
Employer or policyholders of the Parent shall approve any plan or proposal for the liquidation or dissolution of the Employer or
the  Parent;    (iii)  any "person" (as  such  term  is  used  in
Sections 13(d) and 14(d) (2) of the Exchange Act, other than the Employer, the Parent, or a subsidiary thereof or any employee benefit plan sponsored by the Employer, the Parent, or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Employer representing 20% or more of the combined voting
power  of   the  Employer then outstanding securities  ordinarily
(and apart from special circumstances) having the right to vote in the election of Directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or
otherwise;   (iv) at any time during a period of two  consecutive
years,   individuals  who  at  the  beginning  of   such   period
constituted the Board of the Employer or the Parent shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election of each new Director during such two-year period was approved by a vote of a least two-thirds of the Directors then still in office who were Directors at the beginning of such two-year period; (v) any other event shall occur that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or (vi) any other change in the power to direct or cause the direction of management and policies of the Employer or the Parent, by contract or otherwise.

     3. Termination Following Change in Control. If any of the events described in Section 2 hereof constituting a change in control shall occur during the term hereof, you shall be entitled to the benefits provided in Section 4 hereof upon the subsequent termination of your employment unless such termination is (a) because of your death or Retirement, (b) by the Employer for Cause or Disability, or (c) by you other than for Good Reason, in accordance with the following:

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          (a)  Disability; Retirement.

               (i) If, as a result of your incapacity due to physical or mental illness, you shall have been absent from your duties with the Employer on a full time basis for six (6) consecutive months and within 30 days after written notice of termination is given you shall not have returned to the full time performance of your duties, the Employer may terminate this Agreement for "Disability."

               (ii) Termination  of  your  employment  based   on
                    "Retirement" shall mean termination in accordance with the Employer's retirement policy, including early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with your consent with respect to you.

          (b) Cause. The Employer may terminate your employment for Cause. Termination by the Employer of your employment for "Cause" shall mean termination upon
               (A) the willful and continued failure by you to substantially perform your duties with the Employer (other than any such failure resulting from your incapacity due to physical or mental illness), or any such actual or anticipated failure after the issuance of a Notice of Termination by you for Good Reason, as such terms are defined in Subsections 3(d) and 3(c), respectively, after a written demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, or (B) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act or failure to act on your part shall be considered "willful" unless done or omitted to be done by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Employer. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, you were guilty of conduct set forth above and specifying the particulars thereof in detail.

          (c) Good Reason. You may terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, after any change in control and without your express written consent:

               (i) the assignment to you of any duties inconsistent with your positions, duties, responsibilities and status with the Employer immediately prior to a change in control or a change in your reporting responsibilities, titles or offices as in effect immediately prior to a change in control, or any removal of you from or any failure to re-elect you to any of such positions, except in connection with the termination of your employment for Cause, Disability, Retirement or by you other than for Good Reason or as a result of your death;

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               (ii) a  reduction  in your base salary  under  the
                    Employer's Wage and Salary Program in effect immediately prior to a change in control or as the same may be increased from time to time thereafter;

               (iii)      a  failure by the Employer to  continue
                    its executive incentive plans, as the same may be amended or modified from time to time but substantially in the form presently in effect ("Program"), or failure by the Employer to continue you as a participant in the Program on at least the basis in effect immediately preceding a change in control or to pay you any installment of a previous award or of deferred compensation, if any, under the Program or any deferred compensation program in effect in which you participate immediately preceding a change in control;

               (iv) the   Employer  requiring  you  to  be  based
                    anywhere other than the office in Harleysville, Pennsylvania, except for required travel on business to an extent substantially consistent with the business travel obligations you experienced immediately preceding a change in control;

                (v) the  failure  by the Employer to continue  in
                    effect any benefit or compensation plan or arrangement, in which you are participating immediately preceding change in control, the taking of any action by the Employer not required by law which would adversely affect your participation in or materially reduce your benefits under any of such plans or deprive you of any material fringe benefit enjoyed by you at the time of the change in control or the failure by the Employer to provide you with the number of paid vacation days, holidays and personal days to which you are then entitled in accordance with the Employer's normal leave policy in effect immediately preceding a change in control;

               (vi) the  failure  of the Employer to  obtain  the
                    assumption of the agreement to perform this Agreement by any successor as contemplated in
                    Section 5 hereof; or

               (vii)       any   purported  termination  of  your
                    employment by the Employer which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph
                    (d)  below  (and, if applicable, subparagraph
                    (b) above). Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          (d) Notice of Termination. Any termination by the Employer pursuant to subparagraphs (a) or (b), above, or by you pursuant to subparagraph (c), above, shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific

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               termination  provision  in this  Agreement  relied
               upon and shall set forth, in reasonable detail, the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (e) Date of Termination. "Date of Termination" shall mean (A) if this Agreement is terminated for Disability, 30 days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such 30-day period), (B) if your employment is terminated pursuant to subparagraph
               (c), above, the date specified in the Notice of Termination and (C) if your employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that, if within 30 days after any Notice of Termination is given, the party receiving such Notice of Termination gives good faith notice to the other party that a dispute exists concerning the termination and the party giving such Notice shall pursue his claim diligently and in good faith, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgement, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     4.   Compensation Upon Termination Or During Disability Following
          A Change In
          Control.

          (a) During any period following a change in control that you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, you shall continue to receive your full base salary at the rate then in effect and any installments of deferred portions of awards under the Program paid during such period until your employment is terminated pursuant to paragraph 3(a) hereof. Thereafter, your benefits shall be determined in accordance with the Employer's Long-Term Disability Plan, or any substitute plan then in effect.

          (b) If, following a change in control, you terminate your employment other than for Good Reason or your employment shall be terminated for Cause, the Employer shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination or regulatory order is given plus all other amounts to which you are entitled under any compensation plan, the annual incentive plan, long-term incentive plan, or stock option plan of the Employer at the time such payments are due and the Employer shall have no further obligation to you.

          (c) If, following a change in control, the Employer shall terminate your employment other than pursuant to paragraph
               (a) or (b) hereof or if you shall terminate your employment for Good Reason, then the Employer shall pay to you as severance pay in a lump sum on the thirtieth day following the Date of Termination or, at your election, provided such

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Name of Employee - Employment Agreement
July 1, 1999  -  Page No. 6


               election is made by you by written notice to the Employer at least 90 days prior to change of control, in substantially equal monthly payments over two years, the following amounts:


               (i) your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and an amount equal to the amount, if any, of the deferred portion of any awards which have been awarded to you pursuant to the Program but which have not yet been paid to you and the amount of Deferred Compensation, if any, under the Program which has accrued to your account; and

               (ii) in lieu of any further salary payments to you
                    for periods subsequent to the Date of Termination, an amount equal to the product of (a) your annual base salary in effect as of the Date of Termination plus the average target awards under any annual incentive plan for the last three years, multiplied by (b) the number 2.000; and

                               (iii)      in lieu of payments  of
                    any type under any long-term incentive plan, a cash amount equal to the sum of the target bonuses, pro-rated on a month-completed basis, for all long-term incentive plan periods in which you are currently participating plus any incentive compensation which has been allocated or awarded to you for a fiscal year or other measuring period preceding the Date of Termination but has not yet been paid. If all or part of a target award is comprised of shares of Employer's stock, the amount paid in cash shall be equal to the fair market value of the stock at the beginning of the plan period; and

               (iv) to  the  extent you may not legally  exercise
                    any stock options at the time of change of control for valid securities law reasons or other reasons, then in lieu of shares of stock of the Company otherwise issuable upon exercise of stock options ("Options"), if any, granted to you under the Employer's Equity Incentive Plan or other plan then in effect (which Options shall be cancelled upon the making of the payment referred to below), you shall receive an amount in cash equal to the aggregate spread between the exercise prices of all Options held by you and the higher of (a) the highest closing price of the stock subject to the Options during the twelve months immediately preceding the Date of Termination, or (b) the highest price per share actually paid in connection with any change in control of the Parent including, without limitation, prices paid in any subsequent merger or combination with any entity that acquires control (the higher price being hereinafter referred to as the Termination Price"); and

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               (v)  in  the  event that any payments made to  you
                    under   this  Agreement  or  otherwise   (the
                    "Payments")  are subject to  the  excise  tax
                    imposed  by  Section 4999  of   the  Internal
                    Revenue Code (the "Excise Tax"), then the Employer shall pay you an additional amount
                    ("Gross   Up")  such  that  the  net   amount
                    retained by you after deduction of any Excise Tax on the Payments and any Federal and State income taxes and Excise Tax upon the Payments shall be equal to the Payments. For purposes of determining the amount of the Gross Up, you shall be deemed to pay Federal, State and local income taxes at the highest marginal rate of taxation in the calendar year in which the Payment is to be made. State and local income taxes shall be determined based upon the state and locality of your domicile on the Termination Date. The determination of whether such Excise Tax is payable and the
                    amount  thereof  shall  be  based  upon   the
                    opinion  of  tax  counsel  selected  by   the
                    Employer  and  acceptable to  you.   If  such
                    opinion  is not finally accepted by  the  IRS
                    upon   audit,  then  appropriate  adjustments
                    shall be computed (without interest but with Gross Up, if applicable) by such tax counsel based upon the final amount of the Excise Tax so determined. The amount shall be paid by the appropriate party in one lump cash sum within 30 days of such computation; and

               (vi) the  Employer  shall pay all legal  fees  and
                    expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of
                    Section 4999 of the Code to any payment or benefit hereunder). Reimbursement of such legal fees and expenses shall be made on a regular and periodic basis by the Employer upon your presentation to the Employer of a statement of such fees and expenses prepared by your counsel under standard and customary methods; and

          (d) Unless you are terminated for Cause or by regulatory order, the Employer shall maintain in full force and effect, for your continued benefit for three years after the Date of Termination, all employee benefit plans, programs or arrangements in which you were entitled to participate immediately prior to the Date of Termination including without limitation medical and dental, life, disability, accident and death insurance plans provided your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, the Employer shall arrange to provide you with benefits substantially similar to those which you would have been entitled to receive under such plans and programs. Except for any insurance policy used by the Employer to fund any Rabbi Trust, at the


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                end of the period of coverage, you shall have the
               option to have assigned to you at no cost and with
               no   apportionment   of  prepaid   premiums,   any
               assignable insurance policy owned by the Employer and relating specifically to you. In addition, the Employer shall make a lump sum payment of an
               amount   necessary  to  continue  these   premiums
               through your normal retirement age; and

          (e) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you or benefits including retirement benefits provided to you as the result of employment by another employer after the Date of Termination or otherwise.

          (f) Should you elect to receive payments hereunder in installments over two years, the amount of the Employer's outstanding obligation to you shall be credited with interest on a monthly basis at a rate equal to the then current rate for one-year insured certificates of deposit at a commercial bank.

          (g) In addition to all other amounts payable to you under Section 4, you shall be entitled to receive all benefits payable to you under the Extra Compensation Plan, the Supplemental Retirement Plan, the Pension Plan, the Non-Qualified Deferred Compensation Plan and any other plan or agreement relating to retirement benefits.

     5.   Successors' Binding Agreement

          (a) The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance reasonably satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. The Employer will also obtain agreement from such successor that it will not exercise its non-renewal option at any time within one year from the date of the change in control. Failure of the Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Employer in the same amount and on the same terms as you would be entitled hereunder if you terminated your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in the Agreement, "Employer" shall mean the Employer as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.



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          (b)  This  Agreement shall inure to the benefit of  and
               be   enforceable   by  your  personal   or   legal
               representatives,    executors,     administrators,
               successors,  heirs,  distributees,  devisees   and
               legatees.   If  you should die while  any  amounts
               would still be payable to you hereunder if you had
               continued  to  live,  all  such  amounts,   unless
               otherwise  provided  herein,  shall  be  paid   in
               accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designee, to your estate.

      6. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Employer shall be directed to the attention of the Corporate Secretary or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      7. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior o r subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in the Agreement. It is intended that the benefits payable hereunder shall be considered paid to you for your past services to the Employer and continuing services from the date hereof. Any payment provided for hereunder shall be paid net of any applicable withholding required under Federal, State and local law. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive law of the Commonwealth of Pennsylvania.

      8. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity of enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the Commonwealth of Pennsylvania in accordance with the rules of the American Arbitration Association then in effect. Notwithstanding the pendancy of any such dispute or controversy, the Employer will continue to pay your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary and installments under the Program) and, to the extent permitted by law, continue you as a participant in all compensation, benefits and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with paragraph 3(e) hereof. Amounts paid under

Name of Employee - Employment Agreement
July 1, 1999  -  Page No. 10


      this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during pendancy of any dispute or controversy arising under or in connection with this Agreement .

                                   Very truly yours,



                                   Walter R. Bateman
                                   Chairman, President & CEO




----------------------------
     NAME OF EMPLOYEE


AGREED TO THIS           DAY
              ---------

OF                  ,
   -----------------   ----

RAB:agd